UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Glenborough Realty Trust Incorporated (the “Company”) promoted Brian Peay, age 39, to the newly-created position of Senior Vice President - Joint Ventures from his previous position of Senior Vice President, Accounting and Finance and Chief Accounting Officer (Principal Accounting Officer), effective April 22, 2005. Mr. Peay was appointed Senior Vice President, Finance and Accounting of the Company in September, 2003. In that position, Mr. Peay was responsible for accounting, financial reporting and other capital market activities. Mr. Peay joined Glenborough in November 1997 and has held the positions of Vice President - Finance and Accounting and Manager of Capital Markets.

Effective April 22, 2005, Terri Garnick was appointed Chief Accounting Officer (Principal Accounting Officer) of the Company. Ms. Garnick, age 44, served as the Company’s Chief Accounting Officer from 1996 to 2000, after which she served as the Company’s Special Projects Coordinator and most recently as the Company’s Internal Auditor. Neither Mr. Peay nor Ms. Garnick has an employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: April 27, 2005	By	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President, Chief Financial Officer and Secretary